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                                                                   Exhibit 10.34

                                                                CONFORMED COPY
                                                                --------------





                                    RED LION

                      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN


                                  July 1, 1989

                      (As Amended Through Amendment No. 3)











Red Lion Hotels, Inc.
a Delaware corporation
4001 Main Street
PO Box 1027
Vancouver, WA 98666







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                                TABLE OF CONTENTS

                                                                         Page

  1.     Purposes; Administration; Plan Year .......................     1

  2.     Eligibility; Participation ................................     1

  3.     Contributions .............................................     2

  4.     Participants' Accounts ....................................     4

  5.     Time and Manner of Payment ................................     5

  6.     Vesting ...................................................     6

  7.     Withdrawals ...............................................     7

  5.     Amendment; Termination ....................................     7

  9.     Claims Procedure ..........................................     8

 10.     General Provisions ........................................     9

 11.     Effective Date ............................................    10


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                                    RED LION

                      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

                                  July 1, 1989

                      (As Amended Through Amendment No. 3)

Red Lion Hotels, Inc.
a Delaware corporation
4001 Main Street
PO Box 1027
Vancouver, WA 98666                                        Company



      1.       Purposes: Administration: Plan Year
               -----------------------------------


                  1.1 The Company adopts this plan to provide retirement benefits to eligible employees in addition to the benefits provided by the Employee Retirement Savings Plan (the "Savings Plan"), the Company's tax qualified profit sharing plan, which includes a qualified cash or deferred arrangement under section 401(k) of the Internal Revenue Code. If the Company sells substantially all of its assets and the buyer assumes all of the Company's obligations under this plan, the Company shall be released from those obligations.


                  1.2 The plan shall be administered by an Administrative Committee (the "Committee") of one or more persons appointed by the managing general partner of the Company. The Committee shall interpret the plan, determine eligibility and the amount of benefits, maintain records, determine earnings rates and generally be responsible for seeing that the purposes of the plan are accomplished. The Committee may delegate all or part of its administrative duties to others.


                  1.3 The plan year shall be the calendar year starting January 1 and ending December 31, except the period from July 1, 1989 to December 31, 1989 shall be an initial short plan year.


         2. Eligibility; Participation
            --------------------------


           2.1 Subject to 2.2, an employee shall participate as follows:


               (a) Participation in elective deferrals under 3.1 shall commence with the first pay period after hire, subject to enrollment procedures of the Committee.
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               (b) Participation in Company contributions under 3.3 shall commence on the entry date the employee becomes eligible for participation in the Company's Employee Retirement Savings Plan. If the entry date is not a January 1, the contribution in 3.3(a) shall be based on compensation payable from the entry date to the end of the plan year in excess of the contribution and benefit base for a full year.


         2.2 A management employee of the Company shall be eligible to participate in the plan for any plan year for which the employee is a highly compensated employee as defined for purposes of discrimination testing in the Savings Plan. Upon first becoming eligible, an employee shall enroll for participation by completing a Statement of Participation on a form provided by the Committee.


         2.3 A person having an Account under the plan shall be referred to as a participant. A participant who loses eligibility for a plan year as a result of not being a highly compensated employee for such year under the Savings Plan shall continue to have an Account in the plan, but no contributions shall be made under Section 3 for such year.


      3. Contributions
         -------------


         3.1 Subject to 3.4, for each plan year, a portion of a participant's salary and bonus for the year shall be deferred as follows. For the period after hire before the participant is eligible to make elective contributions under the Savings Plan, the amount deferred shall be a percentage of compensation elected by the participant, up to the maximum percentage allowed by the Savings Plan. For the period after the participant is eligible under the Savings Plan, the amount deferred shall be the excess (if any) for the plan year of (a) over (b) below:


                       (a) The participant's elective contributions under the
               Savings Plan based on the percentage of compensation elected by the participant up to the maximum percentage allowed by the Savings Plan.


                       (b) The amount of elective contributions actually allowed
               for the participant under the Savings Plan for the year after application of the annual dollar limit on elective deferrals, the $150,000 limit on qualified plan



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         compensation, the actual deferral percentage test, and the limit on annual additions.


         3.2 Amounts deferred under 3. 1 shall be credited to the participant's Deferral Account.


         3.3 Subject to 3.4 and 3.5, for each plan year the Company shall contribute the following amounts for each participant:


                  (a) 6 percent of the participant's compensation for the year in excess of the contribution and benefit base determined under section 230 of the Social Security Act. "Compensation" means the compensation from which elective contributions may be made under the Savings Plan, before reduction for such elective contributions, deferrals under this plan or amounts elected under a flexible benefits plan. Compensation in excess of the $150,000 limit on qualified plan compensation shall be counted for this purpose.


                  (b) The excess (if any) of (1) over (2) below:


                           (1) The participant's matching contributions under
                  the Savings Plan based on the participant's elective contributions under 3.1(a) before reduction under 3.1(b) and after any reduction in the rate of matching as a result of the 4-percent-of-eligible-payroll limit on matching contributions provided under the Savings Plan.


                           (2) The amount of matching contributions actually
                  allowed for the participant under the Savings Plan for the year after application of the annual dollar limit on elective deferrals, the actual deferral percentage test, the contribution percentage test and the limit on annual additions.


         3.4 If an excess deferral or excess matching contribution under the Savings Plan is distributed to a participant under sections 4.04-6 or 4.04-7 of the Savings Plan, or any successor provision, the participant shall repay the amount received, including any earnings, to the Company. The


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Company shall treat such amount as a deferral contribution under this Plan and shall reduce the taxable income reported to the participant by the same amount.


         3.5 No contribution under 3.3 shall be made in any plan year in which the participant does not elect any elective contribution under the Savings Plan.


         3.6 Company contributions under 3.3 shall be credited to the participant's Company Account.


    4. Participants' Accounts
       ----------------------


         4.1 The Committee shall keep the following Accounts for each participant:


            (a) A Deferral Account.


            (b) A Company Account.


         4.2 The Committee shall credit to a participant's Company Account the contribution provided by 3.3(a) as of a date not later than the last day of the plan year.


         4.3 The Committee shall credit to a participant's Deferral Account the deferrals under 3.1 at the time which, but for the limitations imposed by law, the deferrals would have been credited to the participant's account under the Savings Plan.


         4.4 The Committee shall credit to a participant's Company Account the contributions under 3.3 (b) at the time which, but for the limitations imposed by law, the contribution would have been credited to the participant's account under the Savings Plan.


         4.5 As of each regular or special valuation date under the Savings Plan, the Committee shall credit earnings or losses to each participant's Accounts. The Committee shall establish within the trust described in 10.4 one or more pooled investment funds (collectively, the "SERP Funds"), and the following shall apply:


                  (a) The Committee shall define the objectives for the SERP Funds, may establish new funds, combine two or more funds or change the objectives of an existing fund.


                  (b) When there are two or more SERP Funds offered, allocation of the Accounts of each participant among the funds shall be controlled


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         by the participant in minimum increments established by the Committee.
         If no allocation is made, the Committee shall determine the SERP Funds into which contributions shall be deposited.


                  (c) The Committee shall inform all participants about the SERP Funds and the objectives of each. The SERP Funds shall be valued as of each valuation date under the Savings Plan.


                  (d) Except as provided above, the provisions 10.02 of the Savings Plan relating to amounts, timing, and notice requirements for allocations shall apply with respect to allocations by the participant under this plan.


                  (e) The SERP Funds shall be valued as of each regular or special valuation date under the Savings Plan.

     5. Time and Manner of Payment
        --------------------------


         5.1 The vested amount of a participant's Accounts shall be paid in one of the following ways as selected under 5.2:


                  (a) In a lump sum within 30 days after the Benefit Date.

                  (b) In substantially equal monthly installments over 5 years, beginning within 30 days after the Benefit Date.


                  (c) In substantially equal monthly installments over 10 years, beginning within 30 days after the Benefit Date.


         5.2 The Benefit Date shall be the earliest of the following:

                  (a) The date the participant ceases to be employed by the Company, other than in a direct transfer to employment with an entity designated by the Committee as an affiliate of the Company.


                  (b) The date the participant dies.







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                  (c) The date the participant becomes disabled as determined under the terms of the Savings Plan.


         5.3 In the participant's Statement of Participation, the participant shall select the form of payment under 5.1. A participant's selection shall be irrevocable for deferrals and Company contributions credited to the participant's Accounts while the selection is in effect and any earnings credited thereto. A participant may change the form of payment by written notice to the Committee. Such a change shall be effective on the first day of the plan year beginning after the Committee receives notice of the change. A change of payment form shall apply only to deferrals and Company contributions, and earnings credited thereto, after the change becomes effective.


         5.4 The Company shall withhold from any payments any income tax or other amounts as required by law. If FICA tax is due on deferrals or Company contributions, the participant's share of FICA shall be withheld from other compensation payable to the participant.


         5.5 On the death of a participant, payments under 5.1 shall be made to the participant's beneficiary at the same time the payments would have been made to the participant. The participant's beneficiary shall be determined under the terms of the Savings Plan as in effect at the date of death, regardless of whether the participant ceases to be a participant in the Savings Plan.


         5.6 If a beneficiary is receiving payments under 5.5 and dies before the payments are completed, the remaining payments shall be made to the beneficiary's estate.


      6. Vesting
         -------


         6.1 A participant's Deferral Account shall be fully vested at all times.


         6.2 A participant's Company Account shall be vested in the same percentage as the participant's matching contributions under the Savings Plan, except as follows. The Company Account shall be fully vested if a Change of Control Event under 6.3 occurs.


         6.3 A "Change of Control Event" means any one of the following, except the corporate reorganization of July 1995 shall not be a Change of Control
Event:



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                  (a) The sale of all or substantially all of the assets of the
         Company;


                  (b) The sale of 50% or more of the Partnership interests in the Company, whether by sale, merger or other disposition;


                  (c) The liquidation or dissolution of the Company;


                  (d) Any other sale or disposition of the assets or Partnership interests of the Company (whether any of such Partnership interests are now outstanding) resulting in a change in control of the policies, procedures and operation of the Company.


      7.     Withdrawals
             -----------

         7.1 A participant may withdraw vested amounts from the participant's Accounts to the extent approved by the Committee because of financial hardship as defined in the Savings Plan. The withdrawal shall be limited to the amount reasonably necessary to meet the financial hardship. The vested amounts in the participant's Accounts under this plan shall be exhausted first, before hardship withdrawals are allowed under the Savings Plan.


         7.2 The withdrawal date shall be fixed by the Committee after application by the participant under procedures fixed by the Committee. The application shall include a signed statement of the facts causing financial hardship and any other facts required by the Committee. The Committee may require a minimum advance notice, may limit the amount and frequency of withdrawals, and may delay payment of an approved withdrawal to permit a special valuation, to permit liquidation of necessary assets or for other pertinent reasons. Accounts shall be adjusted as of the last regular or special valuation date on or before the withdrawal.

         8. Amendment: Termination
            ----------------------

         8.1 The Company may amend the plan at any time by notice to the participants. An amendment may be retroactive within the plan year in which notice is given. An amendment may not reduce the balance in the participants' Accounts as of the date notice of the amendment is given to participants. An amendment may not change the terms in 4.5 under which earnings or losses are determined. No amendment may accelerate the time of payment of


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benefits to persons participating in the plan at the time of the amendment.


         8.2 If the Savings Plan is terminated, this plan shall terminate as of the same date. If all the assets of the Savings Plan are then distributed to its participants, all the Accounts under this plan shall be distributed in a lump sum to the participants at the same time.


         8.3 The Company may terminate this plan effective the first day of any plan year after notice to the participants. On termination, all Accounts under this plan shall be distributed in a lump sum to participants.


         8.4 If the Internal Revenue Service issues a final ruling that the amount of any participant's Account will be subject to current income tax to the participant, all amounts to which the ruling is applicable shall be paid within 30 days to the participant.


      9. Claims Procedure
         ----------------


         9.1 Any person claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.


         9.2 If the claim or request is denied, the written notice of denial shall state:


                  (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.


                  (b) A description of any additional material or information required and an explanation of why it is necessary.


                  (c) An explanation of the plan's claim review procedure.


         9.3 Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Committee. The original decision shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.



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         9.4 The decision on review ordinarily shall be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


    10. General Provisions
        ------------------

         10.1 Any notice under this plan shall be in writing and shall be effective when actually delivered, or, if mailed, when deposited postage prepaid. Mail shall be directed to the Company at the address stated in this plan, to the participant at the address stated in the Statement of Participation, or to such other address as a party may specify by notice to the other parties. Notices to the Committee shall be sent to the Company's address.


         10.2 The rights of a participant under this plan are personal. Except for the limited provisions of 5.5, no interest of a participant or any beneficiary or representative of a participant may be directly or indirectly transferred, encumbered, seized by legal process or in any other way subjected to the claims of any creditor.


         10.3 Except as provided in 10.4, the rights of the participants and beneficiaries under this plan shall be an unfunded, unsecured promise of the Company to make future payments.


         10.4 The Company shall establish a trust with a financial institution for payment of benefits under the plan, which shall be a grantor trust for tax purposes. The trust shall provide that any assets contributed to the Trustee shall be used exclusively for payment of benefits under this plan except in the event the Company becomes insolvent, in which case the trust fund shall be held for payment of the Company's obligations to its general creditors.


         10.5 Following termination of employment, a participant shall not be an employee of the Company for any purpose and payments under section 5 shall not constitute salary or wages. A participant shall receive such payments as retirement benefits, not as compensation for performance of any substantial services.


         10.6 The plan shall not be a contract of employment between the Company and any employee. No employee may object to amendment or termination of the plan. The plan shall not prevent the Company from discharging any employee at any time.



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         10.7 The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event the Committee may in its discretion direct that payments be made as follows:


                  (a) To a parent or spouse or a child of legal age.


                  (b) To a legal guardian.


                  (c) To one furnishing maintenance, support, or hospitalization.


         10.8 This plan shall be construed according to the laws of Washington except as preempted by federal law.


         10.9 The Company may elect to pay any administrative fees or expenses and may allocate the cost among adopting Employers. Otherwise the expenses and fees shall be paid from the trust fund.


         11. Effective Date
             --------------


             This plan shall be effective July 1, 1989.

                                                     RED LION

                                                     By J.H. BEST, JR.
                                                        ------------------------

                                                     Executed: January 22, 1990

         AMENDMENT NO, 1 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 1994:

                                                     RED LION


                                                     By BETH A. UGORETZ
                                                        ------------------------

                                                     Executed: February 16, 1994



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AMENDMENT NO. 2 EXECUTED AS FOLLOWS EFFECTIVE IN PART JANUARY 1, 1995 AND IN
PART JANUARY 1, 1994:
----------------------------------------------------------------------------


                                                    RED LION


                                                    By BETH A. UGORETZ
                                                       -------------------------
                                                    Executed: July 26, 1995

AMENDMENT NO, 3 EXECUTED AS FOLLOWS EFFECTIVE OCTOBER 1, 1995:
--------------------------------------------------------------

                                                    RED LION

                                                    By BETH A. UGORETZ
                                                       -------------------------
                                                    Executed: September l8, 1995








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